Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cytomedix, Inc. Long-Term Incentive Plan (as amended) of our report dated March 13, 2012, with respect to the financial statements of Aldagen, Inc. included in the Cytomedix, Inc. Current Report on Form 8-K/A dated August 14, 2012, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Raleigh, North Carolina

October 8, 2013